Exhibit 99.1

May 10, 2016

We are pleased to report our financial results for the first quarter of 2016. Net income for the quarter was $1.76 million, or $.39 cents per share, compared to $1.88 million, or $.42 cents per share the same quarter in 2015. Assets at the end of the quarter reached $640.8 million, compared with $622.5 million, as of March 31, 2015. The Company had total capital of $54.7 million, with a book value per share of $12.26 as of March 31, 2016, compared to $52.4 million and $11.75 per share at March 31, 2015.

During the first quarter of 2016, we sold $22.9 million in loans, compared to $31.3 million for the first quarter of 2015. The resulting difference in gain on sales of loans explained most of the reduction in net income year over year. Though earnings were down a bit year over year, we are encouraged by our financial results overall. The most significant predictor of our success is net interest income. Our net interest income was $5.94 million compared to $5.55 million for the first quarter of 2015, a 6.9% increase.On the basis of a strong pipeline of residential and commercial loans; strong early loan growth, and positive initial indications of improving net interest income in the current quarter, we are optimistic for positive earnings results throughout the year.

While writing our shareholder letter in conjunction with the completion of 2015, we were facing concerns about the slow initial start to our local tourism season, a steeply declining stock market, potential problems with European banks, the potential for negative interest rates, and general uncertainty about the economy. The winter weather never really improved, and as a result, our tourism season was generally unsuccessful. The pain of the season was not uniformly felt, with some businesses being wounded, while others were able to tighten their belts to see modestly successful seasons. It is our assessment that the bank will not face material losses caused by the poor winter tourism season. The stock market has seemed to regain some confidence and the talk of negative interest rates have seemed to subside. We continue to be optimistic about the local economy, though across our footprint the level of activity varies widely.

It is with sadness we share the following news. Peter M. Haslam, Sr. a retired Director of the bank and company, passed away on April 24th surrounded by his family, just shy of 88 years of age. Peter proudly served as a Director for 26 years between 1975 and 2001. We were pleased for an opportunity to share a final Happy Hour with “Pete” a few days before his passing to reminisce about days gone by at the bank. In his later years, Peter became a cheerful though vocal proponent of increasing the company’s dividend. We are pleased that as things worked out, Peter was able to see another dividend increase before he passed.

To that end, please find enclosed a check or advice of deposit representing a quarterly dividend of $.28 per share, a $.01 increase compared to prior recent quarters. As a reminder, if you would like more information regarding our Dividend Reinvestment Plan or direct deposit of your dividend to your Union Bank account or to a financial institution of your choice, please contact Assistant Secretary Kristy Adams Alfieri for assistance at 802.888.0982.

We hope you will join us at our annual meeting at 3:00 pm on May 18th, at the Charlmont Restaurant & Pub meeting room in Morrisville.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802-888-0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 17 banking offices and two loan centers and several ATMs throughout its geographical footprint.

Union Bank has earned an outstanding reputation for residential lending programs and has recently been named, for the third consecutive year, the USDA RD Vermont lender of the year. Union Bank is also an SBA Preferred lender and has an outstanding Community Reinvestment Act rating.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)			Union Bankshares, Inc.

						DIRECTORS	OFFICERS
						Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
						Steven J. Bourgeois	David S. Silverman - President & CEO
ASSETS	MARCH 31, 2016	MARCH 31, 2015		MARCH 31, 2016	MARCH 31, 2015	John M. Goodrich	Karyn J. Hale - Chief Financial Officer

						Timothy W. Sargent	John H. Steel - Secretary
				(3 months ended)
						David S. Silverman	Kristy Adams Alfieri - Assistant Secretary
Cash and Due from Banks	$4,130	$3,973	Interest Income	$6,448	$6,117
						John H. Steel	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	9,887	9,178	Interest Expense	513	565	Schuyler W. Sweet
			Net Interest Income	5,935	5,552	Neil J. Van Dyke
Interest Bearing Deposits in Banks	12,354	13,102	Provision for Loan Losses	75	100		REGIONAL ADVISORY BOARD MEMBERS
						Union Bank
Investment Securities	62,733	63,014	Net Interest Income After Provision for Loan Losses	5,860	5,452
Loans Held for Sale	6,725	8,257				DIRECTORS
			Trust Income	172	177	Kenneth D. Gibbons-Chairman	Michael R. Barrett - St. Johnsbury
Loans, net	513,123	493,401	Noninterest Income	2,014	2,158	Steven J. Bourgeois	Joel S. Bourassa - Northern NH
						Dawn D. Bugbee	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(5,125)	(4,773)	Noninterest Expenses:			John M. Goodrich	Stanley T. Fillion - Northern NH
			Salaries & Wages	2,458	2,323	Timothy W. Sargent	Rosemary H. Gingue - St. Johnsbury
Premises and Equipment, net	13,037	12,491				David S. Silverman	John M. Goodrich - St. Johnsbury
			Pension & Employee Benefits	943	734	John H. Steel	Richard L. Isabelle - St. Johnsbury
Other Real Estate Owned, net	—	297				Schuyler W. Sweet	Christopher M. Knapp - Northern NH
			Occupancy Expense, net	317	381	Neil J. Van Dyke	Coleen K. Kohaut - St. Albans
Accrued Interest & Other Assets	23,960	23,547					Justin P. Lavely - St. Johnsbury
			Equipment Expense	509	407		Daniel J. Luneau - St. Albans
Total Assets	$640,824	$622,487					Mary K. Parent - St. Johnsbury
			Other Expenses	1,594	1,545		Samuel H. Ruggiano - St. Albans
							David S. Silverman - All
			Total	5,821	5,390		Schuyler W. Sweet - Northern NH
LIABILITIES & SHAREHOLDERS' EQUITY	MARCH 31, 2016	MARCH 31, 2015
			Income Before Taxes	2,225	2,397
			Income Tax Expense	466	513	Union Bank Offices (ATMs at all Branch Locations)
Noninterest Bearing Deposits	$101,943	$97,198
			Net income	$1,759	$1,884
Interest Bearing Deposits	311,656	303,232				VERMONT
			Earnings per share	$0.39	$0.42	Danville	421 Route 2 East	802.684.2211
Time Deposits	145,405	146,378				Fairfax	Jct. Routes 104 & 128	802.849.2600
			Book Value Per Share	$12.26	$11.75	Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	21,883	18,587				Jeffersonville	44 Main Street	802.644.6600
						Johnson	198 Lower Main Street	802.635.6600
Accrued Interest & Other Liabilities	5,278	4,718				Lyndonville	183 Depot Street	802.626.3100
						Morrisville	20 Lower Main Street	802.888.6600
Common Stock	9,866	9,859					65 Northgate Plaza	802.888.6860
						Newport	Loan Center
Additional Paid in Capital	526	430					325 East Main Street	802.334.0750
						St. Albans	15 Mapleville Depot	802.524.9000
Retained Earnings	50,080	47,142				St. Johnsbury	364 Railroad Street	802.748.3131
Accumulated Other Comprehensive (Loss) Income	(1,790)	(1,106)					325 Portland Street	802.748.3121
						S. Burlington	Loan Center
							30 Kimball Avenue	802.865.1000
Treasury Stock at Cost	(4,023)	(3,951)				Stowe	47 Park Street	802.253.6600
						NEW HAMPSHIRE
Total Liabilities & Shareholders' Equity	$640,824	$622,487				Groveton	3 State Street	603.636.1611
Standby letters of credit were $1,624,000 and $1,790,000 at March 31, 2016 and 2015, respectively.						Littleton	263 Dells Road	603.444.7136
							76 Main Street	603.444.5321
						Lincoln	135 Main Street	603.745.4000
						N. Woodstock	155 Main Street	603.745.2488